UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2012

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

3041 W. Pasadena Dr. Boise, Idaho  83705

(Address of principal executive offices)  (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

MWI Veterinary Supply Co. (“MWI”), a wholly owned subsidiary of MWI Veterinary Supply, Inc., and IDEXX Laboratories, Inc. (“IDEXX”) on September 28, 2012 entered into an IDEXX Distribution Agreement (the “IDEXX Agreement”) effective January 1, 2013.  Under the IDEXX Agreement, MWI is entitled to distribute IDEXX’s animal diagnostic products to end-user veterinary customers in the United States and in certain U.S. territories.  Under the IDEXX Agreement, MWI will be a non-exclusive distributor of IDEXX products and MWI may promote, market, sell or distribute products of other competing manufacturers in the defined territory.  MWI is required to use commercially reasonable efforts to market and promote IDEXX animal diagnostic products in the defined territory.  The IDEXX Agreement expires on December 31, 2014, and automatically renews for successive twelve-month periods unless MWI or IDEXX provide thirty days’ notice of intent to terminate prior to the end of the initial or renewal terms.  Either party may terminate the IDEXX Agreement with thirty days’ notice for material breach of the agreement or if the other party becomes insolvent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: October 1, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer